UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2025
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IBEX Limited
(Exact name of registrant as specified in its charter)
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Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 580-6200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.0001	IBEX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company               ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on November 19, 2024 (the “Closing Date”), IBEX Limited (the “Company”) entered into a purchase agreement with The Resource Group International Limited, an exempted company incorporated in Bermuda (“TRGI”), pursuant to which the Company purchased from TRGI 3,562,341 issued and outstanding common shares, par value $0.0001 per share, of the Company, for an aggregate price of $70 million, of which $45 million was paid in cash and $25 million was paid in the form of a convertible promissory note (the “Seller Note”), issued by the Company to TRGI on the Closing Date.

On January 9, 2025, Company paid in full the Seller Note using proceeds from its lines of credit with HSBC Bank USA, National Association, and HSBC Bank Middle East Limited, and the Seller Note was terminated pursuant to its terms.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: January 13, 2025	/s/ Robert Dechant
(Signature)
	Name:	Robert Dechant
	Title:	Chief Executive Officer